EXHIBIT 10.2

Dated September 24 2013

BETWEEN

PEABODY HOLDINGS (GIBRALTAR) LIMITED

as Grantor

-and-

CITIBANK, N.A.

as Administrative Agent

SHARE CHARGE

relating to shares in
PEABODY INVESTMENTS (GIBRALTAR) LIMITED
                                                  __

INDEX

Clause     Heading    Page No.

1.    INTERPRETATION    1
2.    PAYMENTS     4
3.    SECURITY    4
4.    REPRESENTATIONS AND WARRANTIES    4
5.    UNDERTAKINGS    6
6.    EVENTS OF DEFAULT    7
7.    DIVIDENDS AND VOTING    8
8.    WHEN SECURITY BECOMES ENFORCEABLE    9
9.    ENFORCEMENT OF SECURITY    9
10.    RECEIVER    11
11.    POWERS OF RECEIVER    12
12.    APPLICATION OF PROCEEDS    13
13.    DELEGATION    14
14.    FURTHER ASSURANCES    14
15.    POWER OF ATTORNEY    15
16.    PRESERVATION OF SECURITY    15
17.    RELEASE    17
18.    ADMINISTRATIVE AGENT    18
19.    ASSIGNMENTS AND TRANSFERS    18
20.    ADDITIONAL PROVISIONS    18
21.    NOTICES    18
22.    GOVERNING LAW    18
23.     JURISDICTION    20
24.    COUNTERPARTS    21

EXHIBIT 10.2

THIS DEED is dated September 24 2013 (this “Deed”)

BETWEEN:

(1)
PEABODY HOLDINGS (GIBRALTAR) LIMITED, incorporated in Gibraltar on the 22nd August 2006 under the Companies Act, and is a company limited by shares with Registration Number 96950 with registered offices at 10/8 International Commercial Centre, Casemates Square, Gibraltar (the “Grantor”); and

(2)
CITIBANK, N.A., as administrative agent for the Secured Creditors (as defined below) (together with its successors and assigns, in such capacity, the “Administrative Agent”, which expression includes any person which is for the time being the Administrative Agent (or a co-trustee of the Administrative Agent) for the Secured Creditors).

BACKGROUND:

(1)
Reference is made to the Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Peabody Energy Corporation, as borrower (the “Borrower”), the Administrative Agent as Administrative Agent, Swing Line, L/C Issuer and Lender, the other Lenders and the other parties party thereto.

(2)	It is a condition precedent under the Credit Agreement that the Shares (as defined below) be charged in favour of the Administrative Agent.

(3)	The Security created by or pursuant to this Deed is to be administered by the Administrative Agent in accordance with the terms of the Credit Agreement and this Deed.
IT IS AGREED as follows:

1.    INTERPRETATION

1.1    Definitions

In this Deed:

“Act” means the Conveyancing and Law of Property Act 1881 as amended by the Land Law and Conveyancing Act of Gibraltar.

“Cash Management Obligations” shall have the meaning given to such term in the Credit Agreement.

“Company” shall mean Peabody Investments (Gibraltar) Limited, a company incorporated in Gibraltar with registered number 96951 and registered office situate at 10/8 International Commercial Centre, Casemates Square, Gibraltar.

“Credit Agreement” shall have the meaning provided in the recitals of this Deed.

“Discharge of the Secured Obligations” means (a) Payment in Full and (b) with respect to any Cash Management Obligations and Swap Obligations guaranteed under Section 2.1(a) of the Guaranty, (i) payment in full of such obligations (other than in respect of contingent obligations, indemnities and expenses related thereto that are not then payable or in existence), (ii) the entry by the Guarantors into an amendment, amendment and restatement or replacement of this Guaranty in connection with a refinancing or replacement of the Obligations that guarantees such Cash Management Obligations and Swap Obligations on substantially the same terms as the refinanced or replaced Obligations or in substantially the same manner as this Guaranty or (iii) the guarantee by the Borrower of such Cash Management Obligations and Swap Obligations or the provision by the Borrower of other credit support arrangements for the benefit of the Qualified Counterparties with respect to such obligations that are reasonably satisfactory to them (it is understood that the Administrative Agent may rely, without further inquiry, on a certificate of a Responsible Officer of the Borrower to establish that the requirements of this clause (b) have been satisfied).

“Dividends”means all dividends, interest and other income paid or payable in respect of the Shares or any Security Assets.

“Event of Default” shall have the meaning given to such term in the Credit Agreement and shall also include the event listed in Clause 6.2.
“Guarantors” shall have the meaning given to such term in the Credit Agreement.

“Guaranty” shall have the meaning given to such term in the Credit Agreement.

“Obligations” shall have the meaning given to such term in the Credit Agreement.

“Payment in Full” shall have the meaning given to such term in the Credit Agreement.

“Permitted Liens” means the Liens permitted under Section 7.01 of the Credit Agreement.

“Receiver” means a receiver and manager or (if the Administrative Agent so specifies in the relevant appointment) a receiver, in either case appointed under this Deed.

“Related Rights” means any dividend, interest or other distribution paid or payable in relation to any Share and any rights, money or property accruing or offered at any time in relation to such Shares by way of redemption, substitution, exchange, bonus or preference, under option rights or otherwise.

“Qualified Counterparty” means any Person who is a counterparty to a Specified Cash Management Agreement or Secured Hedge Agreement.

“Requirement of Law” shall have the meaning given to such term in the Credit Agreement.
“Secured Creditors” shall mean the Lenders, L/C Issuers, Swing Line Lender and Administrative Agent and each Qualified Counterparty.
“Secured Hedge Agreement” means any Swap Contract evidencing Swap Obligations.

“Secured Obligations” shall have the meaning given to such term in the Credit Agreement.

“Security” means the security created by this Deed.

“Security Assets” means the Shares and the Related Rights.

“Security Interest” means any mortgage, charge, pledge, lien, encumbrance, right of set off or any security interest howsoever created or arising.

“Shares” means 130 ordinary shares with a par value of US$1.00 in the Company legally and beneficially owned by the Grantor and 195 Redeemable Preference Shares with a par value of US$1.00 in the Company legally and/or beneficially owned by the Grantor. For avoidance of doubt, it is understood that such shares shall at all times represent no more than 65% of the Equity Interests of the Company.

“Specified Cash Management Agreement” shall have the meaning given to such term in the Credit Agreement.

“Swap Obligations” shall have the meaning given to such term in the Credit Agreement.

1.2    Construction

(a)	Capitalised terms defined in the Credit Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

(b)	The charge granted by the Grantor under this Deed is given by the Grantor as beneficial owner.

(c)	A reference in this Deed to any assets includes, unless the context otherwise requires, present and future assets.

(d)	Words importing the masculine gender shall include females.

(e)	The headings and sub-headings to this Deed are inserted only for reference to the provisions hereof and shall not affect the construction of such provisions.

(f)	Unless a contradictory indication appears, any reference in this deed to a “person” shall be construed as a reference to any Person as defined in the Credit Agreement.

(g)
Unless a contradictory indication appears, any reference in this deed to the “winding‑up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any material jurisdiction in which such company or corporation carries on business, including the seeking of liquidation, winding‑up, reorganisation, dissolution, administration, arrangement, adjustment, protection from creditors or relief of debtors.

(h)
Unless otherwise stated, any reference in this Deed to any agreement or document (including any reference to this Deed) shall be construed as a reference to such agreement or document as amended, supplemented or otherwise modified from time to time.

(i)	A certificate of the Administrative Agent as to the amount of any Obligation owed shall be prima facie evidence (absent manifest error) of the existence and amount of such Obligation.

(j)
Any reference in this Deed to a statute or statutory provision shall, unless the contrary is indicated, be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

(k)
If the Administrative Agent requires the Shares or any other asset to be registered in the name of a nominee for the Administrative Agent, any reference in this Deed to the Administrative Agent shall, if the context so permits or requires, be construed as a reference to each of the Administrative Agent and such nominee.

(l)	Any references in this Deed to the Grantor shall include its respective successors and assignees to the extent permitted under the Credit Agreement and this Deed.

(m)	This Deed is a Loan Document.

(n)	It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

2.    PAYMENTS

2.1    Payments

Any payment made by the Grantor under this Deed shall be made free and clear of and without any deduction for, or on account of, any set-off or counterclaim.

3.    SECURITY

The Grantor, as continuing security for the payment, performance and discharge of all the Secured Obligations, charges by way of fixed charge in favour of the Administrative Agent, to hold the same on trust for the Secured Creditors on the terms set out in this Deed and the Credit Agreement, all the Security Assets. Notwithstanding anything to the contrary, in no event shall more than 65% of the Equity Interests of the Company be subject to a Security Interest in favour of the Administrative Agent.

4.    REPRESENTATIONS AND WARRANTIES

4.1     Representations and Warranties

The Grantor makes the representations and warranties set out in this Clause 4 to the Administrative Agent.

4.2    Legal validity

This Deed constitutes, or when executed in accordance with its terms will constitute, the legal, valid and binding obligations of the Grantor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws generally affecting creditor’s rights and by equitable principles (regardless of whether enforcement is sought in equity or law) and a valid lien on the Shares and no limit on the Grantor’s powers will be exceeded as a result of the grant of the Security or the performance of its obligations hereunder.

4.3    Non‑conflict

Neither the execution, delivery or performance by the Grantor under this Deed, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, will:

(i)
except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, contravene any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority binding on the Grantor;

(ii)
except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of, any Lien (except for any Liens that may arise under the Loan Documents) under, or require any payment to be made under any Contractual Obligation to which the Grantor is a party or affecting the Grantor or the properties of the Grantor or any of its Subsidiaries; or

(iii)	violate any provision of the constitutional documents, statutes or Memorandum and Articles of Association of the Grantor.

4.4    Authorisations

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority and subject to the registration of this Deed at Companies House in Gibraltar, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with any other Person, in each case, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Grantor of this Deed, except for those approvals, consents, exemptions, authorizations or other actions which have already been obtained, taken, given or made and are in full force and effect.

4.5    The Shares

As of the date hereof:

(a)    The Grantor is the sole legal and beneficial owner of the Shares;

(b)	The Shares and, to the extent applicable, the other Security Assets, are fully paid up and constitute 65% of the entire issued share capital in the Company; and

(c)	The Shares are duly issued and non-assessable.

4.6    Other Security Interest

The Security Assets are free from any Security Interest, except for non-consensual Liens arising by operation of law and pari passu or junior Permitted Liens under Sections 7.01(t) and 7.01(u) of the Credit Agreement.

4.7    Times for making representations and warranties

4.7.1    The representations and warranties set out in this Clause 4 are made:

(a)	on the date of this Deed; and

(b)	shall survive the execution of each Security Document until the Payment in Full.

4.7.2
Each representation and warranty under this Deed is deemed to be repeated by the Grantor on the date of each Credit Extension and, if required by the Credit Agreement, on each Incremental Facility Effective Date and Incremental Commitment Effective Date.

4.7.3	When a representation and warranty is deemed to be repeated, it is applied to the circumstances existing at the time of repetition.

5.    UNDERTAKINGS

5.1    Duration

The undertakings in this Clause 5 remain in force until the Payment in Full.

5.2    Deposit of Shares

The Grantor shall:

(a)
upon the execution of this Deed, immediately deposit with the Administrative Agent or, as the Administrative Agent may direct, all original certificates and other documents of title or evidence of ownership in relation to the Security Assets in the name of the Grantor;

(b)
upon the execution of this Deed, immediately deposit with the Administrative Agent or, as the Administrative Agent may direct, undated stock transfer forms of the Security Assets duly executed by the Grantor in blank;

(c)	upon the execution of this Deed, immediately deposit an executed and undated letter of resignation from each director of the Company in the form set out in Schedule 1;

(d)	upon the execution of this Deed, a signed, undated shareholder proxy in favour of the Administrative Agent in the form set out in Schedule 2; and

(e)
on the Security constituted by this Deed becoming enforceable forthwith procure that the Administrative Agent (or the Administrative Agent’s nominee) is registered as the holder of the Shares in the register of members of the Company and is issued certificates in respect of such Shares.

5.3    Calls and other obligations

(a)
The Administrative Agent shall not be required to perform or fulfil any obligations of the Grantor in respect of the Security Assets or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it or the Grantor, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled under this Deed at any time or times.

(b)
After the Security becomes enforceable, if the Administrative Agent (or the Administrative Agent’s nominee) in its capacity as registered holder of the Shares receives an offer of rights to subscribe for Shares it shall notify the Grantor and the Grantor shall be entitled to sell (or allow to be sold) such rights nil paid and apply the proceeds in accordance with Clause 13, provided that if the Grantor put the Administrative Agent in sufficient funds within the period allowed for the acceptance of such rights the Administrative Agent (or the Administrative Agent’s nominee) shall take up such rights and the shares so subscribed shall form part of the Security Assets provided that at all times no more than 65% of the issued share capital of the Company shall be charged to the Administrative Agent.

(c)	The Grantor must promptly deposit an executed and undated letter of resignation from each newly appointed director of the Company in the form set out in Schedule 1.

(d)	The Grantor must on each occasion on which the Company issues and/or allots further shares to the Grantor:

(i)
promptly deposit with the Administrative Agent or, as the Administrative Agent may direct, all original certificates and other documents of title or evidence of ownership in relation to the Security Assets in the name of the Grantor;

(ii)	promptly deposit with the Administrative Agent or, as the Administrative Agent may direct, undated stock transfer forms of the Security Assets duly executed by the Grantor in blank.

(e)	The Administrative Agent is not obliged to:

(i)	perform any obligation of the Chargor;

(ii)	make any payment; or

(iii)	make any enquiry as to the nature or sufficiency of any payment received by it or the Chargor,

in respect of any Security Assets.

5.4    Grantor to be brought back to Good-Standing

The Grantor undertakes that it will procure that it shall, no later than 16 July 2014, deliver all annual returns to the Registrar of Companies in Gibraltar and pay all filing fees (including penalties) for all calendar years which are due.

6.    EVENT OF DEFAULT

6.1
Without prejudice to the Events of Default set out in the Credit Agreement, the event of circumstances set out in Clause 6.2 is an immediate Event of Default for all purposes under the Credit Agreement.

6.2
The Grantor by no later than 16 July 2014, fails to deliver all annual returns to the Registrar of Companies in Gibraltar and pay all filing fees (including penalties), for all calendar years which are due .

6.3
For the avoidance of doubt, the Event of Default set out in Clause 6.2 becomes an Event of Default under the Credit Agreement immediately on its occurrence without any cure period, notwithstanding any cure period provided in Section 8.01(c) of the Credit Agreement.

7.    DIVIDENDS AND VOTING

7.1    Prior to an Event of Default

(a)
Unless and until there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have notified the Grantor of the exercise of its rights under this Clause 7, the Grantor shall be entitled to exercise all voting and other rights in relation to the Shares.

(b)
Unless and until there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have notified the Grantor of the exercise of its rights under this Clause 7, the Grantor shall be entitled to receive and retain all Dividends.

7.2	While an Event of Default has Occurred and is Continuing

At any time while there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have notified the Grantor of the exercise of its rights under this Clause 7, the Administrative Agent shall be entitled to cause the Shares to be registered in its name and may (in the name of the Grantor and otherwise without further consent or authority from the Grantor) take any of the following actions in its sole discretion:

(a)	exercise or refrain from exercising any voting rights in respect of the Shares and revoke, or cause to be revoked, any proxies given pursuant to Clause 7.1.

(b)	apply all dividends, interest and other monies arising from the Shares in accordance with Section 8.04 of the Credit Agreement as if they were proceeds of sale under this Deed.

(c)	exercise or refrain from exercising the rights of a legal owner of the Shares, including the right, in relation to the Company, to participate in:

(i)	the reconstruction, amalgamation, sale or other disposal of the Shares (including the exchange, conversion or reissue of any Shares as a consequence thereof),

(ii)	the realisation, modification or variation of any rights or liabilities attaching to any such Shares,

(iii)	the exercise, renunciation or assignment of any right to subscribe for any such Shares, and

(iv)	exercise (or enable its nominee or nominees to exercise) any other rights or powers attaching to the Security Assets,

in each case in such manner and on such terms as the Administrative Agent may be so directed by the Required Lenders, and all rights resulting from any such action shall form part of the Security Assets, without any further consent or authority on the part of the Grantor and irrespective of any direction given by the Grantor.

At any time while there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have notified the Grantor of the exercise of its rights under Clause 6, if any Security Asset remains registered in the name of the Grantor, the Grantor irrevocably appoints the Administrative Agent or its nominee as its proxy to exercise all voting rights in respect of those Security Assets at any time after this Deed has become enforceable.

8.    WHEN SECURITY BECOMES ENFORCEABLE

(a)
The Security constituted by this Deed shall become immediately enforceable and the power of sale and other powers conferred by Section 19 of the Act, as varied or amended by this Deed, shall be immediately exercisable, in each case, upon the occurrence of an Event of Default and for so long as such Event of Default is continuing.

(b)
After the Security constituted by this Deed has become enforceable, the Administrative Agent may enforce all or any part of the Security in any manner as directed in accordance with the Credit Agreement.

9.    ENFORCEMENT OF SECURITY

9.1    General

(a)
For the purposes of all powers implied by statute, the Secured Obligations are deemed to have become due on the date of this Deed. For the avoidance of doubt nothing in this Clause creates an Event of Default (including the Secured Obligations being deemed to have become due).

(b)	Section 20 of the Act (restricting the power of sale) and Section 17 of the Act (restricting the right of consolidation) do not apply to the Security constituted by this Deed.

9.2    Shares

After the security constituted by this Deed has become enforceable, the Administrative Agent may exercise (in the name of the Grantor and without any further consent or authority on the part of the Grantor) any powers or rights which may be exercised by the person or persons in whose name any Share are registered or who is the holder of any of them or otherwise (including all the powers given to trustees by the Trustees Act of Gibraltar in respect of securities or property subject to a trust) including (without limitation):

(a)
to sell, transfer, assign, exchange or otherwise dispose of all or any of the Security Assets in any manner permitted by law upon such terms as the Administrative Agent shall in the exercise of its reasonable discretion determine in accordance with the Credit Agreement;

(b)	collect, recover or compromise and give a good discharge for any moneys payable to the Grantor in respect of the Security Assets or in connection with them; and

(c)	act generally in relation to the Security Assets in such manner as the Administrative Agent is directed in accordance with the Credit Agreement.

9.3    No liability as mortgagee in possession

Neither the Administrative Agent nor any Receiver will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable for any reason other than for their own bad faith, gross negligence or wilful misconduct.

9.4    Agent of the Grantor

Each Receiver is deemed to be the agent of the Grantor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Grantor alone shall be responsible for his contracts, engagements, acts, omissions, defaults and losses and for liabilities incurred by him and the Administrative Agent shall not incur any liability (either to the Grantor or to any other person) by reason of the Administrative Agent making his appointment as a Receiver or for any other reason other than for their own bad faith, gross negligence or wilful misconduct.

9.5    Privileges

At any time while there shall have occurred and be continuing an Event of Default, each Receiver and the Administrative Agent is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that Section 20 of the Act does not apply.

9.6    Protection of third parties

Save for the Grantor, no person (including a purchaser) dealing with the Administrative Agent or a Receiver or its or his agents will be concerned to enquire:

(a)	whether the Secured Obligations have become payable; or

(b)	whether any power which the Administrative Agent or the Receiver is purporting to exercise has become exercisable or is being properly exercised; or

(c)	whether any money remains due under the Credit Agreement; or

(d)	how any money paid to the Administrative Agent or to the Receiver is to be applied.

9.7    Other powers

At any time while there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have notified the Grantor of the exercise of its rights under Clause 7, to the extent not prohibited by the Credit Agreement, the Administrative Agent may:

(a)
do all other acts and things which it may reasonably consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred upon it under or by virtue of this Deed;

(b)	exercise in relation to any Security Asset all the powers, authorities and things which it would be capable of exercising if it were the absolute beneficial owner of that Security Asset; and

(c)    use the name of the Grantor for any of the above purposes.

10.    RECEIVER

10.1    Appointment of Receiver

At any time after the security constituted by this Deed becomes enforceable, the Administrative Agent may without further notice appoint under seal or in writing under its hand any one or more persons to be a Receiver of all or any part of the Security Assets in like manner in every respect as if the Administrative Agent had become entitled under the Act to exercise the power of sale conferred under the Act.

10.2    Removal

The Administrative Agent may by writing under its hand (subject to any requirement for an order of the court in the case of a Collateral receiver or similar appointment in Gibraltar):

(a)	remove any Receiver appointed by it; and

(b)	whenever it deems it expedient, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

10.3    Remuneration

The Administrative Agent may fix any reasonable and documented remuneration of any Receiver appointed by it.

10.4    Relationship with Administrative Agent

To the fullest extent permitted by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) upon a Receiver of the Security Assets may after the security created by this Deed becomes enforceable be exercised by the Administrative Agent in relation to any Security Asset without first appointing a Receiver or notwithstanding the appointment of a Receiver.

10.5    Limitation of Liability

The Administrative Agent shall not be in any way liable or responsible to the Grantor or any third party for any loss or liability arising from any act, default, omission or misconduct on the part of the Receiver for any reason other than its own bad faith, gross negligence or wilful misconduct.

11.    POWERS OF RECEIVER

11.1    General

(a)
Each Receiver has, and is entitled to exercise, all of the rights, powers and discretions set out below in this Clause 11 in addition to those conferred by the Act on any receiver appointed under the Act.

(b)
If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receivers.

11.2    Receiver’s Powers

At any time while there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have appointed and not removed a Receiver, a Receiver may:

(a)    Take immediate possession of, get in and collect any Security Assets.

(b)	Carry on the business of the Grantor as it relates to the Security Assets as he thinks fit.

(c)
Appoint and discharge managers, officers, agents, accountants, servants, workmen and others for the purposes of this Deed upon reasonable and documented terms as to remuneration or otherwise and discharge any such persons appointed by the Grantor.

(d)
Sell, exchange, convert into money and realise any Security Asset by public auction or private contract and generally in any manner and on any terms which he thinks proper. The consideration for any such transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over such period as he thinks fit.

(e)
Settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Grantor or relating in any way to any Security Asset.

(f)	Bring, prosecute, enforce, defend and abandon all actions, suits and proceedings in relation to any Security Asset which may seem to him to be expedient.

(g)	Give valid receipts for all moneys and execute all assurances and things which may be proper or desirable for realising any Security Asset.

(h)	Delegate his powers in accordance with Clause 14.

(i)
Do all other acts and things which he may consider desirable or necessary for realising any Security Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed, and

(j)	exercise in relation to any Security Asset all the powers, authorities and things which he would be capable of exercising if he were the absolute beneficial owner of the same,

and may use the name of the Grantor for any of the above purposes.

12.    EXPENSES AND INDEMNITY

The Grantor must:

(a)
to the extent that the Borrower is required to make payment thereof pursuant to Section 10.04(a) of the Credit Agreement, pay all costs and expenses (including legal fees) incurred in connection with this Deed by the Administrative Agent, attorney, manager, agent or other person appointed by the Administrative Agent under this Deed including any arising from any actual or alleged breach by any person of any law or regulation, whether relating to the environment or otherwise but excluding any costs and expenses incurred as a result of the fraud, gross negligence or wilful default of the Administrative Agent, attorney, manager or other person; and

(b)
to the extent that the Borrower is required pursuant to Section 10.04(b) of the Credit Agreement to indemnify the parties listed in Section 12(a), keep each of them indemnified against any loss or liability incurred by it in connection with any litigation, arbitration or administrative proceedings concerning this Security.

13.    APPLICATION OF PROCEEDS

The proceeds received by the Administrative Agent or any Receiver in respect of any sale of, collection from or other realization upon all or any part of the Security Assets pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Deed, in accordance with Section 8.04 of the Credit Agreement.

14.    DELEGATION

The Administrative Agent and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by the Administrative Agent under this Deed. Any such delegation may be made upon the terms (including power to sub‑delegate) and subject to any regulations which the Administrative Agent or such Receiver (as the case may be) may think fit. Neither the Administrative Agent nor any Receiver will be in any way liable or responsible to the Grantor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub‑delegate save in the case of fraud or bad faith, wilful misconduct or gross negligence by the Administrative Agent or the Receiver.

15.    FURTHER ASSURANCES

The Grantor shall, at its own expense, take whatever action may be required under applicable law or that the Administrative Agent or a Receiver may reasonably require and request in writing for:

(a)	creating, perfecting or protecting the Security intended to be created by this Deed over any Security Asset;

(b)
if the Security becomes enforceable, facilitating the realisation of any Security Asset or the exercise of any right, power or discretion exercisable, by the Administrative Agent or any Receiver or any of its or their delegates or sub‑delegates in respect of any Security Asset, including after the Security becomes enforceable, the execution of any transfer, conveyance, assignment or assurance of any Security Asset whether to the Administrative Agent or to its nominees, and the giving of any notice, order or direction and the making of any registration, which in any such case, the Administrative Agent may think expedient (at the reasonable and documented expense of the Grantor); and

(c)
creating and perfecting security in favour of the Administrative Agent (equivalent to the security intended to be created by this Deed) over all present and future shares and any related rights relating to the Company that are required to be subjected to this Deed pursuant to the Credit Agreement, including the re-execution of this Deed and the giving of any notice and the making of any filing or registration which, in any such case, the Administrative Agent may think expedient in the exercise of its reasonable discretion.

16.    POWER OF ATTORNEY

The Grantor, by way of security, irrevocably appoints the Administrative Agent, each Receiver and any of their delegates or sub‑delegates to be their respective attorneys to take any action during the continuance of the Event of Default which the Grantor is obliged to take under this Deed, including without limitation under Clause 14, and to take such other action and to execute any other document as the Administrative Agent may deem necessary in its sole discretion to exercise its rights under this Deed. The Grantor ratifies and confirms whatever any attorney does or purports to do pursuant to its appointment under this Clause.

17.    PRESERVATION OF SECURITY

17.1    Continuing security

The Security constituted by this Deed shall be a continuing security and will extend to the ultimate balance of the Secured Obligations regardless of any intermediate payment or satisfaction of the whole or any part of the Secured Obligations (other than a Discharge of the Secured Obligations).

17.2	Reinstatement

(a)
If any discharge (whether in respect of the obligations of any or all of the Loan Parties or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Grantor under this Deed will continue as if the discharge or arrangement had not occurred.

(b)	Each Lender may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.3    Waiver of defences

Subject to Clause 18 and any act expressly releasing or otherwise exonerating the Grantor from its obligations under this Deed or affecting such obligations, the obligations of the Grantor under this Deed and this security shall not be affected by any act, omission or circumstances which, but for this provision, might operate to release or otherwise exonerate the Grantor from its obligations under this Deed or affect such obligations in whole or in part, including but not limited to (whether or not known to the Lenders or the Administrative Agent):

(a)	any time or waiver granted to, or composition with, any or all of the Loan Parties or other person (other than one granted by the Administrative Agent);

(b)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any or all of the Loan Parties or other person or any non‑presentment or non‑observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

(c)	any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of, any or all of the Loan Parties or any other person;

(d)	any amendment, supplement or other modification of the Credit Agreement (other than to the extent expressly contemplated by the terms of any such amendment, supplement or other modification);

(e)	any unenforceability, illegality, frustration or invalidity of any obligation of any person under the Credit Agreement as if there were no unenforceability, illegality or invalidity; and

(f)
any postponement, discharge, reduction, non‑provability or other similar circumstance affecting any obligation of any or all of the Loan Parties resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Grantor’s obligations under this Deed be construed as if there were no such circumstance.

17.4    Immediate recourse

The Grantor waives any rights it may have of first requiring the Administrative Agent (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Grantor under this Deed.

17.5    Appropriations

Until Discharge of the Secured Obligations, the Administrative Agent (or any trustee or nominee on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, security or rights held or received by the Administrative Agent (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Grantor shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Grantor or on account of the liability of the Grantor under this Deed.

It is understood, for avoidance of doubt, that the Administrative Agent shall not have any of the foregoing rights unless there shall have occurred and be continuing an Event of Default and the Administrative Agent shall have notified the Grantor of the exercise of its rights under Clause 7.

17.6    Non-competition

Until a Discharge of the Secured Obligations, the Grantor shall not, during an Event of Default and after a claim has been made or by virtue of any payment or performance by it under this Deed:

(a) be subrogated to any rights, security or moneys held, received or receivable by any Lender (or any trustee or agent on its behalf) or be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of the Grantor’s liability under this Deed;

(b) claim, rank, prove or vote as a creditor of any or all of the Loan Parties in competition with any Lender (or any trustee or agent on its behalf); or

(c) receive, claim or have the benefit of any payment, distribution or security from or on account of any or all of the Loan Parties, or exercise any right of set-off as against any or all of the Loan Parties.

If an Event of Default shall have occurred and be continuing, the Grantor shall hold in trust for and forthwith pay or transfer to the Administrative Agent any payment or distribution or benefit of security received by it contrary to this Deed.

17.7    Additional security

The security granted by this Deed is in addition to and is not in any way prejudiced by any other security now or subsequently held by the Administrative Agent for any of the Secured Obligations; provided that in no event shall more than 65% of the Equity Interests of the Company be subject to a Security Interest.

18.    RELEASE

(a)
This Deed shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Grantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Secured Creditors and their respective successors, endorsees, transferees and assigns until the Discharge of the Secured Obligations.

(b)
If any of the Shares shall be Disposed of by the Grantor in a transaction expressly permitted by the Credit Agreement, then, the Administrative Agent, at the request and sole expense of the Grantor shall execute and deliver to the Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Shares provided that the Grantor shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the Grantor and Shares to be released, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the proceeds of such Disposition will be applied in accordance therewith.

(c)
In connection with the foregoing, the Administrative Agent shall execute and deliver to the Grantor, at the Grantor’s expense, all documents that the Grantor shall reasonably request (without recourse and without representation and warranty of any kind (either express or implied)), in writing, to evidence the foregoing. Any execution and delivery of documents pursuant to this Clause 18 shall be without recourse to or warranty by the Administrative Agent.

19.    ADMINISTRATIVE AGENT

19.1    Declaration of Trust

The Administrative Agent declares itself trustee of the Security created or purported to be created pursuant to this Deed to hold the same on trust for the Secured Creditors on the terms and subject to the conditions set out in this Deed and the Credit Agreement.

19.2    Rights of Administrative Agent

In this Clause any reference to the Administrative Agent’s Rights is a reference to the rights, powers, authorities, discretions, privileges and immunities (a) which a gratuitous trustees have or may have in Gibraltar (referred to below as the Administrative Agent’s “Rights”) and (b) which (by way of supplement to the Trustee Act) are set out below.

(a)	The Administrative Agent may exercise any of its Rights and perform any of its duties, obligations and responsibilities under this Deed to the extent provided in Section 9.05 of the Credit Agreement.

(b)
The Administrative Agent will hold in accordance with this Deed all items of the Security Assets at any time received under this Deed for the benefit of the Secured Creditors. It is expressly understood, acknowledged and agreed by each Secured Party that by accepting the benefits of this Deed each such Secured Party acknowledges and agrees that the obligations of the Administrative Agent as holder of the Security Assets and interests therein and with respect to the disposition thereof, and otherwise under this Deed, are only those expressly set forth in this Deed and in the Credit Agreement.

(c)
Notwithstanding anything to the contrary in this Deed, the Credit Agreement shall govern the exercise of rights and the enforcement of remedies hereunder by the Administrative Agent and the Secured Creditors. In the event of any conflict between the terms of this Deed and the Credit Agreement, the Credit Agreement shall govern.

20.    ASSIGNMENTS AND TRANSFERS

Except as permitted by the Credit Agreement, the rights of the Grantor and Administrative Agent under this Deed are not assignable or transferable and each such party agrees that it will not purport to assign or transfer all or any of such rights except as permitted by the Credit Agreement.

21.    ADDITIONAL PROVISIONS

21.1     Partial Invalidity

If at any time any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect or any or all of the Security is or becomes ineffective in any respect under the law of any jurisdiction, such illegality, invalidity, unenforceability or ineffectiveness shall not affect:

(a)	the legality, validity or enforceability of the remaining provisions of this Deed or the effectiveness in any other respect of such Security; or

(b)	the legality, validity or enforceability of such provision or the effectiveness of such Security under the laws of any other jurisdiction.

21.2    Avoided Payments

If any amount paid to any Secured Party under the Credit Agreement is avoided or otherwise set aside on the liquidation or administration of the person by whom such amount was paid, then for the purposes of this Deed, such amount shall be regarded as not having been paid. No interest shall accrue on any such amount unless such amount is so avoided or set aside.

21.3    Currency Conversion and Currency Indemnity

If the Administrative Agent so notifies a Grantor in writing, at the Administrative Agent’s sole and absolute discretion, payments under this Deed shall be the Dollar Equivalent of such payments or any portion thereof which are denominated in an Alternative Currency, determined as of the date payment is made. If any claim arising under or related to this Deed is reduced to judgment and the amount of such judgment is denominated in a currency (the “Judgment Currency”) other than the currencies in which the Obligations are denominated (collectively the “Obligations Currency”), for purposes hereof the amount of the judgment shall be the Obligations Currency equivalent of the judgment in the Judgment Currency, determined as of the date of judgment and calculated at the spot rate for the purchase of the Obligations Currency with the Judgment Currency quoted by the Administrative Agent in the place of the Administrative Agent’s choice at or about 8:00 a.m. in the jurisdiction of the Obligations Currency on the date for determination specified above. The Grantor shall indemnify the Credit Parties and hold the Credit Parties harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by the Grantor and, if the amount of the Obligations Currency so purchased is greater than the amount of the judgment in the Obligations Currency on the date the claim is reduced to judgment (calculated as set forth in the above sentence) as a result of any change in exchange rates between the date of payment of any claim by the Grantor and the date such claim is reduced to judgment, the Credit Parties agree to return the amount of any excess to the Grantor (or to any other Person who may be entitled thereto under applicable law).

21.4    Rights Cumulative

The rights and remedies provided by this Deed are cumulative and not exclusive of any rights or remedies provided by law.

21.5    Amendments

None of the terms and conditions of this Deed may be changed, waived, modified or varied in any manner whatsoever except in accordance with the Credit Agreement.

21.6    Indemnity

The Grantor agrees to indemnify and hold harmless the Administrative Agent and its successors and assigns in the same manner as the Borrower indemnifies such parties under Section 10.04(b) of the Credit Agreement.

22.    NOTICES

All communications and notices to the Administrative Agent and the Grantor hereunder shall (except as otherwise expressly permitted herein) be given as provided in the Credit Agreement and in the case of the Grantor, notice shall be sent to the registered office of the Grantor with a copy to: Suite 1, Burns House, 19 Town Range, Gibraltar and Peabody Investments Corporation, 701 Market St. MO 63101 Attn: Kenneth L. Wagner Fax: (314) 342-3419 / James A. Tichenor Fax: (314) 342-3419 (or such other address as to which the Grantor shall notify the Administrative Agent).

23.    GOVERNING LAW

This Deed is governed by, and construed in accordance with the laws of Gibraltar.

24.    JURISDICTION

24.1    Courts of Gibraltar

The Grantor and the Administrative Agent irrevocably agree that the courts of Gibraltar shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Deed (respectively “Proceedings” and “Disputes”) and, for such purposes, irrevocably submits to the jurisdiction of such courts.

24.2    Appropriate Forum

The Grantor irrevocably waives any objection which they might now or thereafter have to Proceedings being brought or Disputes settled in the courts of Gibraltar and agrees not to claim that any such court is not a convenient or appropriate forum.

24.3    Service of Process

The Grantor agrees that the process by which Proceedings are begun may be served on it by being delivered in connection with any Proceedings in Gibraltar to the Grantor c/o Triay Stagnetto Neish, Burns House, 19 Town Range, Gibraltar. If the appointment of the person mentioned in this Clause ceases to be effective, the Grantor shall promptly appoint another person in Gibraltar to accept service of process on its behalf in Gibraltar and if it fails to do so within 15 days the Administrative Agent shall be entitled to appoint such a person by notice to the Grantor.

24.4    Proceedings in Other Jurisdictions

Nothing in Clause 24.1 (Courts of Gibraltar) shall (and nor shall it be construed so as to) limit the right of the Administrative Agent to take Proceedings against the Grantor in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if not to the extent permitted by applicable law. This Clause 24.4 is for the benefit of the Administrative Agent only.

24.5    General Consent

The consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgement which may be made or given in such Proceedings.

25.    COUNTERPARTS

This Deed may be executed in counterparts and both such counterparts taken together shall be deemed to constitute one and the same instrument.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

SIGNATORIES

EXECUTED as a DEED by
PEABODY HOLDINGS (GIBRALTAR) LIMITED
acting by:

Director     /s/ Michael Mahtani

Director/Secretary /s/ Paul Bowling

EXECUTED as a DEED by
THE ADMINISTRATIVE AGENT
as Administrative Agent

By:         /s/ Christopher Wood
Name:        Christopher Wood
Title:        Managing Director & Vice President
Address:    1st Floor, 390 Greenwich 10013
New York, NY 10013

Fax Number:    (212) 723-8590
Attention:    Christopher Wood

SCHEDULE 1
FORM OF DIRECTOR'S LETTER OF RESIGNATION

To: The Directors
Peabody Investments (Gibraltar) Limited
10/8 International Commercial Centre
Casemates Square
Gibraltar

Dated: ________________

Dear Sirs

Letter of Resignation as a Director
I am writing to resign as a director of the Company. I irrevocably confirm that I have no claims (whether under common law, contract, equity, statute or otherwise and whether present, future, actual, contingent or otherwise) against the Company, or its directors, officers, employees or shareholders in respect of loss of office as a director of the Company or to any claim for compensation for arrears of pay. To the extent that any such claim(s) may exist, I irrevocably and unconditionally waive it or them and release the Company and its directors, officers, employees and shareholders from any liability in respect thereof.
I also confirm that there is no outstanding agreement under which the Company has or could have any debt, liability or other obligation to me.
This resignation is to be effective as at the date hereof. You are hereby authorised to complete and date this letter by dating the same at any time after you are notified by CITIBANK, N.A.
that an Event of Default (as defined in the Credit Agreement in turn defined in the Share Charge between PEABODY HOLDINGS (GIBRALTAR) LIMITED as Grantor and CITIBANK, N.A. as Administrative Agent dated the ____ day of September 2013) has occurred.
Yours faithfully
_______________________________

SIGNED, SEALED and DELIVERED AS A DEED
by
[Director]
In the presence of:
_______________________________

SIGNATURE OF WITNESS
Name:
Address:
Occupation:

SCHEDULE 2

IRREVOCABLE PROXY AND POWER OF ATTORNEY

We, PEABODY HOLDINGS (GIBRALTAR) LIMITED, a company incorporated with limited liability in Gibraltar whose registered office is at 10/8 International Commercial Centre, Casemates Square, Gibraltar, being the owner and registered holder of 130 ordinary shares with a par value of US$1.00 and 195 Redeemable Preference Shares with a par value of US$1.00 in Peabody Investments (Gibraltar) Limited of 10/8 International Commercial Centre, Casemates Square, Gibraltar (“the Company”) which shares have been pledged to CITIBANK, N.A. of [ADDRESS] (the “Administrative Agent”) pursuant to the Share Charge dated ____ September 2013 hereby make, constitute and appoint CITIBANK, N.A., to be our true and lawful Proxy and Attorney with full power to appoint a nominee or nominees to act hereunder from time to time, to waive due notice of all or any annual and extraordinary general meetings of the Company, to requisition, convene and attend such Meetings and to vote in respect of our said shares in the Company, either at all such Meetings or by signing or ratifying resolutions in writing of the shareholders of the Company, with the same force and effect as we, as the said owner and registered holder of the said shares, and we undertake to ratify and agree to everything which the said Proxy and Attorney or its nominee or nominees shall do or cause to be done by virtue hereof.

This Proxy and Power of Attorney shall be irrevocable save with the consent of CITIBANK, N.A. and is given by way of security to secure the performance of obligations owed by PEABODY HOLDINGS (GIBRALTAR) LIMITED to CITIBANK, N.A. under the Share Charge between PEABODY HOLDINGS (GIBRALTAR) LIMITED as Grantor and CITIBANK, N.A. as Administrative Agent dated the ____ day of September 2013.

This Proxy and Power of Attorney shall be governed by Gibraltar law and is irrevocable and shall remain irrevocable as long as the aforesaid Share Charge is in force.

IN WITNESS whereof this Instrument has been duly executed as a deed this ____ day of September 2013.

SIGNED as a DEED by
PEABODY HOLDINGS (GIBRALTAR) LIMITED acting by a director and secretary or two directors
) ) ) ) ) ) ) ) )	………………………………… Name: Position: ………………………………… Name: Position: